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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant
                             As of December 31, 1998

                                                               Jurisdiction of
Subsidiary                                                     Incorporation
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Primus Telecommunications, Inc.                                  Delaware

Primus Telecommunications International, Inc                     Delaware

Primus Telecommunications, Ltd.                                  United Kingdom

Primus Telecommunications de Mexico, S.A. de C.V.                Mexico

Primus Telecommunications Pty., Ltd.                             Australia

Primus Telecommunications (Australia) Pty., Ltd.                 Australia
        (formerly known as Axicorp Pty., Ltd.)

3362426 Canada Inc.                                              Canada
        d/b/a Primus Canada

Primus Telecommunications Netherlands B.V.                       Netherlands

Primus Telecommunications SA                                     France

Primus Telecommunications Deutschland GmbH                       Germany

Primus TeleCom A/S                                               Denmark

Primus Telecommunicaciones SA                                    Spain

Primus Telecommunications AG                                     Switzerland

Primus Telecommunications SRL                                    Italy

PremierSource International L.L.C.                               Delaware

Primus Telecommunications K.K                                    Japan

Primus Japan K.K.                                                Japan

Eclipse Data Services Pty., Ltd.                                 Australia

Hotkey Internet Services Pty., Ltd.                              Australia

Telepassport Network K.K.                                        Japan

Rate Reduction Center, Inc.                                      Florida

Least Cost Routing, Inc.                                         Florida
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Rockwell Communications Corporation                              Florida

Intex Telecommunications, Inc.                                   South Carolina

TresCom International, Inc.                                      Florida

TresCom Network Services, Inc.                                   Florida

TresCom U.S.A., Inc.                                             Florida

Global Telephone Holding, Inc.                                   U.S. Virgin
                                                                 Islands

InterIsland Telephone Corp.                                      U.S. Virgin
                                                                 Islands

The St. Thomas and San Juan Telephone Company, Inc.              U.S. Virgin
                                                                 Islands

STSJ Overseas Telephone Company, Inc.                            Puerto Rico

OTC Network Assets, Inc.                                         Puerto Rico

Puerto Rico Telecom Corporation                                  New York

STSJ Network Assets, Inc.                                        U.S. Virgin
                                                                 Islands